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                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement ("Agreement") is entered into as of the 11h day of February, 2008, by and between Lotus Bancorp, Inc. ("Company"), a corporation organized under the laws of the State of Michigan, and Christer Lucander, an adult individual residing in the State of Michigan (hereafter the "Executive").

WHEREAS, the Executive has considerable experience, expertise and training in management related to banking and services to be offered by the Company and to be offered through Lotus Bank, the subsidiary bank of the Company ("Bank");

WHEREAS, the Company desires and intends to cause the Executive to be employed as Chief Lending Officer of the Bank and the Company and hold the title of Executive Vice President pursuant to the terms and conditions set forth in this agreement; and

WHEREAS, both the Company and the Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Executive and the Company agree as follows:

                                    DURATION

1. This Agreement shall continue in full force and effect for a period beginning on February 11, 2008 and terminate by its own terms on the Expiration Date, which is February 28, 2010, unless either party elects to terminate this Agreement prior to the Expiration Date, in accordance with the TERMINATION provisions set forth below.

2. Both the Company and the Executive acknowledge and agree that, subsequent to the Expiration Date, the parties may agree to continue the employment relationship upon such terms as they may mutually agree. Following the initial term, this Agreement shall automatically renew annually for an additional one
(1) year term unless either party elects to terminate the Agreement by sending written notice of non-renewal at least thirty (30) days prior to the expiration of the then current term. Both parties acknowledge and agree that in the event that the Agreement does not renew, this Agreement shall automatically terminate upon expiration of the then current term without any additional liability or obligation on the part of either party, except as expressly provided herein.

                                  COMPENSATION

3. All payments of salary and other compensation to the Executive shall be payable in accordance with the Company's or Bank's ordinary payroll and other policies and procedures.

     a. For the first year of the Agreement, the Executive will receive a salary of $115,000.00, payable on a semi-monthly basis in equal amounts of $4,791.67, and appropriately prorated for partial months at the commencement and end of the term of the Agreement.

     b. During the remaining term of the Agreement, the Executive's annual salary shall be reviewed by the Company's Board of Directors as of the 31st day of December of each year commencing December 31, 2008, as provided in Paragraph 6 of this Agreement.

     c. During the term of this Agreement, it is anticipated that a disinterested majority of the Board of Directors of the Company will consider the adoption of an executive discretionary bonus plan. The Board will have the sole discretion whether to adopt such a bonus plan and, if so, when bonuses will be paid there under.

     d. The Company shall grant to the Executive a number of options exercisable within ten (10) years from the date of the grant of such options. Such options, upon grant of the options, will enable the Executive to purchase a number of shares of Company stock equal to one quarter of one percent (1/4%) of the total number of common shares issued in the initial stock public offering. The exercise price for the stock options to be received by the Executive shall be equal to the offering price of the Company's common stock in its initial offering. The terms of the Company's stock option plan shall control in the event of any conflict with the terms of this Agreement. The options shall be evidenced by a stock option agreement, which shall have terms as are consistent with those set forth above and such additional terms


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     as may be set forth in the stock option agreement or the stock option plan pursuant to which the options are granted. To the maximum extent permitted by law, the options will be treated as incentive stock options.

     Both the Company and the Executive acknowledge that such compensation and the other covenants and agreements of the Company contained herein are fair and adequate compensation for the Executive's services, and for the mutual promises described below.

     e. Executive shall also be entitled to participate in any benefit programs applicable to all employees of the Company or Bank, as applicable, or to executive employees of the Company or Bank in accordance with Company or Bank policy and the provisions of said programs. Such benefits may include employee and dependent health and dental insurance, disability insurance with coverage equal to the Executive's current salary at the time of any disability, and profit sharing and other retirement plans.

     f. The Company or Bank shall also provide the Executive with a salary continuation plan, with such terms as are approved by the Board of Directors of the Bank or the Company, as the case might be. The Company shall also permit the Executive to participate in a 401K plan once such plan is established by the Company or the Bank.

     g. The Executive is eligible for an annual bonus in an amount to be determined based on performance goals established annually by the Chief Executive Officer and the Board of Directors; provided that the Executive shall only be eligible for the annual bonus if the Bank's Composite CAMELS rating is a 1 or 2 from the applicable bonus year.

4. The Company shall reimburse the Executive for all reasonable expenses including, but not limited to, travel expenses, lodging expenses, meals and entertainment expenses and trade association memberships. The Executive will receive reimbursement for all business-related cell phone expenses in an amount of $100.00 per month. The Executive shall be required to submit receipts or other acceptable documentation to the Cashier or other appropriate bank officer to verify such expenses prior to any reimbursements. In lieu of business mileage reimbursement, the Executive shall receive an automobile allowance in an amount of $500.00 per month.

5. Subject to the provisions of Paragraph 7 of this Agreement, the Executive shall be entitled to four (4) weeks of paid vacation per calendar year commencing 2008 on a non-cumulative basis.

6. During the term of this Agreement, the Executive's compensation will be subject to an annual review consistent with safe and sound banking practices and in the discretion of the Board of Directors of the Company but, in no event, will the Executive's salary and vacation be less than the amounts set forth in Paragraphs 3, 4, and 5 at any time during the term of this agreement.

7. All employee benefits provided to the Company or Bank incident to the Executive's employment shall be governed by the applicable plan documents, summary plan descriptions or employment policies, and may be modified, suspended or revoked at any time, in accordance with the terms and provisions of the applicable documents.

8. The Company shall have the right to deduct from any payment of compensation to Executive hereunder any federal, state or local taxes required by law to be withheld with respect to such payments and any other amounts specifically authorized to withheld or deducted by Executive.

                                RESPONSIBILITIES

9. The Executive shall be employed as Chief Lending Officer of the Bank and the Company and will hold the title of Executive Vice President. The Executive covenants and agrees that he will faithfully devote his best efforts and his primary focus to his positions with the Bank and the Company and their respective subsidiaries.

10. The Executive acknowledges and agrees that the duties and responsibilities of the Executive required by his position as Chief Lending Officer of the Bank and the Company are wholly within the discretion of the Chief Executive Officer, and may be modified, or new duties and responsibilities imposed by the Chief Executive Officer, at any time, without the approval or consent of the Executive. However, these new duties and responsibilities may not constitute immoral or unlawful acts. In addition, the new duties and responsibilities must be consistent with the Executive's role as Chief Lending Officer of a financial institution.

11. The Executive acknowledges and agrees that, during the term of this Agreement, he has a fiduciary duty of loyalty to the Company and the Bank, and that he will not engage in any activity during the term of this Agreement, which will or could, in any significant way, harm the business, business interests, or reputation of the Company or the Bank.


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                                 NONCOMPETITION

12. The Executive acknowledges and agrees that he will not, at any time during the existence of the employment relationship between the Company or the Bank, directly or indirectly engage in competition with the Company or the Bank, and the Executive will not on his own behalf, or as another's agent, employee, partner, shareholder or otherwise, engage, in any of the same or similar duties and/or responsibilities required by the Executive's positions with the Company or the Bank, other than as an employee of the Company or the Bank pursuant to this Agreement, or as specifically approved by the Board of Directors. In addition, without the prior written consent of the Board of Directors, Executive shall not usurp for himself any corporate opportunity available to the Company or the Bank.

The Executive covenants and agrees that for a period of six months subsequent to a voluntary termination of this Agreement by the Executive, other than as a result of a "constructive termination" as defined in Paragraph 17, the Executive shall not directly or indirectly engage in competition with the Company or the Bank, within Oakland County, (the "post voluntary termination non-compete area") and the Executive will not on his own behalf, or as another's agent, employee, partner, shareholder or otherwise, engage, within the post voluntary termination non-compete area in any of the same or similar duties and/or responsibilities required by the Executive's positions with the Company or the Bank. The Executive acknowledges and agrees that the rights provided by this Paragraph to the Company and the Bank are cumulative with other rights granted by the Company or the Bank under this Agreement. The Company and the Bank covenant and agree that if they choose to enforce the provisions of this Paragraph, the Executive shall be entitled to payment of $57,500 or the equivalent of half the Executive's then current salary, whichever is greater, less statutory payroll deduction, payable in twelve (12) equal disbursements in accordance with ordinary payroll policies and procedures, beginning with the first payroll after the termination becomes effective.

If the Company or the Bank believes, in good faith after consultation with its counsel, that Executive is in violation or breach of this Agreement, the Company or the Bank, as applicable, may refuse to make further non-compete payments under this Paragraph 12 and may seek full restitution of all non-compete payments previously paid by the Company or the Bank to Executive up to and including the date of such violation or breach by Executive.

The Executive also acknowledges and agrees that in exchange for the non-competition agreement set forth in this paragraph, the Executive shall receive substantial, valuable consideration including: (i) confidential trade secret and proprietary information relating to the identity and special needs of the Company's and Bank's current and prospective customers, the Company's and Bank's current and prospective services, the Company's and Bank's business projections and market studies, the Company's and Bank's business plans and strategies, the Company's and Bank's studies and information concerning special services unique to the Company and the Bank; and (ii) compensation and benefits as described in this Agreement.

The Executive acknowledges and agrees that the non-competition restriction set forth above is ancillary to an otherwise enforceable agreement and supported by independent valuable consideration as required by law. Executive further acknowledges and agrees that the limitations as to time, geographical area, and scope of activity to be restrained by this Paragraph are reasonable and acceptable to him, and do not impose any greater restraint than is reasonable necessary to protect the goodwill and other business interests of the Company and the Bank. Executive acknowledges and agrees that the primary purpose of the restrictive covenants contained herein is to protect the proprietary information and goodwill of the Company and the Bank.

The Executive acknowledges and agrees that if, at some later date, a court of competent jurisdiction determines that the non-competition agreement set forth in this Paragraph does not meet the criteria set forth by law, this paragraph may be reformed by the court and enforced to the maximum extent permitted under the laws of the State of Michigan.

If the Executive is found to have violated any of the provisions of any restrictive covenant contained herein, Executive agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by Executive. It is the intent of this Paragraph that the running of the restrictive covenant period of any covenant shall be tolled during any period of violation of such covenant so that the Company may obtain the full and reasonable protection for which it contracted and so that Executive may not profit by breach thereof.

                                 NONINTERFERENCE

13. The executive covenants and agrees that, for a period of six months subsequent to the termination of this Agreement, whether such termination occurs at the insistence of the Company or the Executive, the Executive shall not: (i) recruit, hire, or attempt to recruit or hire, directly or by assisting others, any other employees of the Company or the Bank (for purposes of this covenant, "other employees" shall refer to employees who are still actively employed by, or doing business with, the Company


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or the Bank at the time of the attempted recruiting or hiring) nor shall the
Executive contact or communicate with any other employees of the Company or the Bank for the purpose of inducing other employees to terminate their employment with the Company or the Bank or (ii) solicit, directly or by assisting others, the banking business of any customers of the Company or the Bank as of the date of such termination.

The Executive acknowledges and agrees that in exchange for the execution of the noninterference agreement set forth above, the Executive shall receive substantial, valuable consideration including: (i) confidential trade secret and proprietary information relating to the identity and special needs of the Company's and Bank's current and prospective customers, the Company's and Bank's current and prospective services, the Company's and Bank's business projections and market studies, the Company's and Bank's business plans and strategies, the Company's and Bank's studies and information concerning special services unique to the Company and the Bank; and (ii) compensation and benefits as described in this Agreement. The Executive acknowledges and agrees that this constitutes fair and adequate consideration for the execution of the noninterference agreement as set forth above.

                                    REMEDIES

14. In the event that the Executive violates any of the provisions set forth in this Agreement relating to NONINTERFERENCE and NON-COMPETITION, the Executive acknowledges and agrees that the Company and the Bank would suffer immediate and irreparable harm and would not have an adequate remedy at law for money damages. Accordingly, the Executive agrees that, without the necessity of proving actual damages or posting bond or other security, the Company and the Bank shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any remedy to which the Company or the Bank may be entitled, at law or in equity. In such a situation, the parties agree that the Company or the Bank may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation of any of the provisions as set forth in this Agreement relation to NONINTERFERENCE and NON-COMPETITION, and the pursuit of any particular remedy or remedies shall not be deemed an election of remedies or waiver of the right to pursue any other remedy.

                                   TERMINATION

15. The Chief Executive Officer and Board of Directors of the Company shall be entitled to terminate this Agreement, for any reason, by providing the Executive with thirty (30) days' written notice of the termination, delivered in person, or by certified U.S. mail to the Executive's last known address reflected in the Company's personnel records. Such notice shall be effective upon personal delivery or three days after mailing by certified mail. However, if the Agreement is terminated at the Company's insistence without "good cause" as defined in this Agreement, the Company covenants and agrees to provide the Executive with the SEVERANCE set forth below in this Agreement.

16. For purposes of this Agreement, "good cause" shall be defined as the occurrence of one of the following events:

     (a) The Executive violates any provision of this Agreement or is grossly negligent in the performance of his duties hereunder, and fails to cure such violation or the effects of such gross negligence within ten (10) days after written notice to the Executive by the Company specifying in reasonable detail the alleged violation;

     (b) The Executive is indicted for a felony, or a misdemeanor involving moral turpitude;

     (c) A bank regulatory agency having jurisdiction over the Company or the Bank has issued a notice of intent (i.e. a "15 day letter") to pursue the suspension or removal of Executive by bank regulatory authorities; or

     (d) The Chief Executive Officer and/or the Board of Directors, in the exercise of his or its reasonable judgment and in good faith, determines that the Executive's job performance is substantially unsatisfactory and the Executive has failed to cure such performance within a reasonable period after written notice to the Executive by the Company or the Bank specifying in reasonable detail the nature of the unsatisfactory performance.

17. The Executive shall be entitled to terminate this Agreement at any time, for any reason, with or without cause, by providing thirty (30) days written notice, by personal delivery or certified U.S. mail, to the Company at its principal business address of the Executive's intention to terminate this Agreement. Such notice shall be effective upon personal delivery or three days after mailing by certified mail. In the event that the Executive does so because of a "constructive termination" as defined in this Agreement, the Company covenants and agrees to provide the Executive with the SEVERANCE set forth below in this Agreement. "Constructive termination" shall mean any circumstance pursuant to which Executive's compensation is materially diminished, his job title is changed to a position of lesser importance, or his responsibilities are materially reduced.


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18. In the event of the Executive's death, this Agreement will terminate immediately, without notice, on the date of the Executive's death. The Executive acknowledges and agrees that, in the event of his death, the Company will pay to the Executive's estate all compensation due and owing through the date of the Executive's death.

19. This Agreement will terminate immediately, without notice, in the even the Executive becomes physically or mentally disabled, as defined by 29 CFR Section 1630.2(g)(1), and cannot perform the essential functions of his position, with or without reasonable accommodation for the period designated by the Executive's disability insurance after which disability payments will begin.

20. The Executive acknowledges and agrees that in the event of termination of this Agreement, for whatever reason, whether at the insistence of the Executive or at the insistence of the Company, the Executive will return to the Company within seventy-two (72) hours of the time when notice of termination is communicated by either party, or sooner if requested by the Company, any and all equipment, literature, documents, data, information, order forms, memoranda, correspondence, customer and prospective customer lists, customer's orders, records, cards or notes acquired, compiled or coming into the Executive's knowledge, possession or control in connection with his activities as an employee of the Company or the Bank, as well as all machines, parts, equipment or other materials received from the Company or the Bank or from any of their respective customers, agents or suppliers, in connection with such activities.

21. The provisions of Paragraphs 12-14, 20-25, 30 and 36 shall survive the termination of this Agreement.

                                CHANGE IN CONTROL

22. The parties acknowledge that the Executive has agreed to assume the position of Executive Vice President and Chief Lending Officer and to enter into this Agreement based on his confidence in the current owners of the Company and the direction of the Company provided by the current Board of Directors. If the Company should undergo a "Change in Control", as defined below, and there is a material change in the Executive's responsibilities, duties, terms or location of employment, then the Executive, at his option, may notify the Company at any time within sixty (60) days following such Change in Control, by personal delivery or certified U.S. mail, that he intends to terminate this Agreement based upon the Change in Control. Notice of termination shall be effective upon delivery or three (3) days after mailing by certified mail.

23. In the event that the Executive elects to terminate this Agreement based upon a Change in Control, the Company covenants and agrees to pay the Executive cash payments in an aggregate amount equal to 125% of Executive's then current annual salary or $143,750, whichever is greater, less statutory payroll deductions. Such compensation shall be payable in equal disbursements in accordance with the Company's ordinary payroll policies and procedures.

24. As used in this Agreement, a "Change in Control" shall be deemed to have occurred in any one of the following circumstances:

     (a) the Company or the Bank is merged or consolidated with another corporation and as the result of such merger or consolidation is less than fifty percent (50%) of the outstanding voting securities (on a fully diluted basis) of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

     (b) the Company or the Bank sell all or substantially all of its assets to another corporation; or

     (c) there is an acquisition of more than fifty percent (50%) of the outstanding voting securities of the Company pursuant to any transaction or combination of transactions by any person or group within the meaning of such terms in the Securities Exchange Act of 1934, as amended.

                                    SEVERANCE

25. If the Company elects to terminate this Agreement at any time prior to the Expiration date for any reason other than "good cause" as defined in this Agreement, or if Executive terminates this Agreement as a result of a "constructive termination," the Executive shall be entitled to severance pay. Such severance pay shall be equal to $57,500.00 or the equivalent of half the Executive's then current salary, whichever is greater, less statutory payroll deductions, payable in twelve (12) equal disbursements in accordance with the Company's ordinary payroll policies and procedures, beginning on the date that the notice of termination becomes effective. In the event that the Executive is entitled to payment under the CHANGE IN CONTROL or NON-COMPETITION provisions above, no payment shall be due under this SEVERANCE provision.


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                                  SEVERABILITY

26. The Executive acknowledges and agrees that each covenant and/or provision of the Agreement shall be enforceable independently of every other covenant and/or provision. Furthermore, the Executive acknowledges and agrees that, in the event any covenant and/or provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

                                     WAIVER

27. The parties acknowledge and agree that the failure of either to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions of this Agreement.

                             SUCCESSORS AND ASSIGNS

28. The Executive acknowledges and agrees that this Agreement may be assigned by the Company to any successor-in-interest and shall inure to the benefit of, and be fully enforceable by, any successor and/or assignee; and this Agreement will be fully binding upon, and may be enforced by the Executive against, any successor and/or assignee of the Company.

29. The Executive acknowledges and agrees that his obligations, duties and responsibilities under this Agreement are personal and shall not be assignable, and that this Agreement shall be enforceable by the Executive only. In the event of the Executive's death, this Agreement shall be enforceable by the Executive's estate, executors and/or representatives, only to the extent provided herein.

                                  CHOICE OF LAW

30. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THE LAW OF THE STATE OF MICHIGAN WILL GOVERN THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AGREEMENT, AND ANY OTHER DISPUTE RELATING TO, OR ARISING OUT OF, THE EMPLOYMENT RELATIONSHIP BETWEEN THE COMPANY AND THE EXECUTIVE.

                                  MODIFICATION

31. Both parties acknowledge and agree that this Agreement and the other agreements and plans referenced herein constitute the complete and entire agreement between the parties; that the parties have executed this Agreement based upon the express terms and provisions set forth herein; that the parties have not relied upon any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, oral or written, shall have any effect on the terms and provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement.

32. Both p[arties acknowledge and agree that the covenants and/or provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement; (i) is in writing; (ii) contains an express provision referencing this Agreement; (iii) is signed by the Executive; and (iv) is approved by the Chief Executive Officer and a disinterested majority of the Board of Directors.

                                 INDEMNIFICATION

33. During the term of this Agreement, the Company shall indemnify the Executive against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses (including, but not limited to, attorney's fees) relating to his employment by the Company to the fullest extent permissible under the Company's Articles of Incorporation and the Bank's Articles of Association and may purchase such indemnification insurance as the Board of Directors may from time to time determine.

                               LEGAL CONSULTATION

34. The Executive and the Company acknowledge and agree that both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing this Agreement. The Executive acknowledges that he is not represented by Howard & Howard, P.C. in connection with the preparation and negotiation of this Agreement, and that Howard & Howard, P.C. represents the Company.


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                                     NOTICES

35. Any and all notices of documents or other notices required to be delivered under the terms of this Agreement shall be addressed to each party as follows:

EXECUTIVE

Christer D. Lucander
116 Hall Place
Grosse Pointe farms, MI 48326

COMPANY

Lotus Bancorp, Inc.
Lotus Bank
45650 Grand River Ave.
Novi, MI 48374

                                  MISCELLANEOUS

36. The Executive shall make himself available, upon the request of the Company or the Bank, to testify or otherwise assist in litigation, arbitration, or other disputes involving the Company or the Bank, or any of the directors, officers, employees, subsidiaries, or parent corporations of either, at no additional cost during the term of this Agreement and at any time following the termination of this Agreement.

37. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

38. In the event either party institutes litigation to enforce or protect its rights under this Agreement, the prevailing party in such litigation shall be entitled, in addition to all other relief, to reasonable attorney fees, out-of-pocket costs, disbursements, and fees relating to such litigation.

39. This Agreement shall be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

40. Neither the Company nor the Bank shall have any obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive or any successor-in-interest to Executive shall be and remain simply a general creditor of the Company or the Bank in the same manner as any other creditor having a general unsecured claim. For purposes of the Code, the Company intends this Agreement to be an unfunded, unsecured promise to pay on the part of the Company. For purposes of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Company intends that this Agreement shall not be subject to ERISA. If it is deemed to be subject to ERISA, it is intended to be an unfunded arrangement for the benefit of a select member of management, who is a highly compensated employee of the Company for the purpose of qualifying this Agreement for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. At no time shall the Executive have or be deemed to have any lien nor right, title or interest in or to any specific investment or to any assets of the Company or the Bank. If the Company or Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, the Executive shall assist the Company and Bank by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.

41. When a reference is made in this Agreement to a Paragraph, such reference shall be to a Paragraph of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include singular and vice-versa, in each case as the


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context requires or as is otherwise appropriate. The word "or" is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein mean such agreement or instrument as from time to time amended, modified, or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

42. Executive represents that his service as an employee of the Company and Bank will not violate any agreement: (i) he has made that prohibits him from disclosing any information he acquired prior to his becoming employed by the Company or the Bank; or (ii) he has made that prohibits him from accepting employment with the Company or the Bank or that will interfere with his compliance with the terms of this Agreement. Executive further represents that he has not previously, and will not in the future, disclose to the Company or the Bank any proprietary information or trade secrets belonging to any previous employer. Executive acknowledges that the Company and the Bank have instructed him not to disclose to it any proprietary information or trade secrets belonging to any previous employer.

EXECUTED ON THIS DATE FIRST WRITTEN ABOVE IN _____________________________.

                                        "EXECUTIVE"


/s/ Richard E. Bauer                    /s/ Christer D. Lucander
-------------------------------------   ----------------------------------------
Witness                                 Christer D. Lucander


                                        "COMPANY"

                                        LOTUS BANCORP, INC.


/s/ Richard E. Bauer                    /s/ Satish Jasti
-------------------------------------   ----------------------------------------
Witness                                 Satish Jasti
                                        President & CEO


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